Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Profits Surge in First Quarter
Strong Revenue Growth Across International, Ground and Freight Services
FedEx International Priority® Revenue Grows 25%

MEMPHIS, Tenn., September 22, 2004 ... FedEx Corporation (NYSE: FDX) reported earnings of $1.08 per diluted share for the first quarter ended August 31, compared to $0.42 per diluted share a year ago, an increase of 157%.  Excluding business realignment costs and a one-time tax benefit, last year’s earnings per diluted share were $0.61.

FedEx Corp. reported the following consolidated results for the first quarter:

•                  Revenue of $6.98 billion, up 23% from $5.69 billion the previous year

•                  Operating income of $579 million, up from $200 million a year ago

•                  Operating margin of 8.3%, up from last year’s 3.5%

•                  Net income of $330 million, up from $128 million the previous year

“Our strong earnings performance reflects an increased demand for our broad portfolio of services, successful execution of our cross-selling strategy and the expanding global economy,” said Frederick W. Smith, chairman, president and chief executive officer.  “Customers are increasingly seeing the value of using FedEx to reach new markets, grow their businesses and cut inventory carrying costs.  The global economy is expanding steadily, particularly the manufacturing sector, giving our business more opportunities to grow in the future.”

First quarter revenues included $490 million from FedEx Kinko’s which was acquired in late fiscal 2004.  Last year’s first quarter included $132 million or $0.27 per diluted share of business realignment expenses at FedEx Express associated with voluntary early retirement and severance programs.  It also included a one-time benefit of $0.08

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per diluted share resulting from a court ruling in favor of the company over the tax treatment of jet engine maintenance costs.

Total average daily package volume at FedEx Express and FedEx Ground grew a combined 6% year over year for the quarter, due to continued strong growth in international express shipments and higher growth in ground shipments.  FedEx Freight average daily less-than-truckload (LTL) shipment volume increased 14%.  Revenue per package increased at both FedEx Express and FedEx Ground, while LTL revenue per hundredweight grew at FedEx Freight.

Outlook

FedEx expects second quarter earnings to be $1.10 to $1.20 per diluted share, while earnings for the year are still expected to be $4.40 to $4.60 per diluted share.  Capital spending for fiscal 2005 is forecast to be approximately $2.1 billion.  Strong growth in FedEx International Priority services requires additional aircraft capacity and infrastructure for FedEx Express.  Strong growth at FedEx Freight and FedEx Ground is also driving additional investments in those networks.

“The company’s solid revenue growth and improved profitability trend are very encouraging,” said Alan B. Graf, Jr., executive vice president and chief financial officer.  “We continue to be highly focused on increasing profitability and improving returns and cash flow.  The increased investment in our networks is expected to give us the necessary capacity to handle anticipated growth in the future.  We expect cash flows from operating activities to exceed capital spending even with these additional capital investments.”

FedEx Express Segment

For the first quarter, the FedEx Express segment reported:

•                  Revenue of $4.62 billion, up 12% from last year’s $4.14 billion

•                  Operating income of $310 million, up significantly from $23 million a year ago

•                  Operating margin of 6.7%, up from 0.6% the previous year

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FedEx International Priority revenue continued its strong growth, increasing 25% for the quarter.  IP average daily package volume grew 13%, led by strong growth in Asia, U.S. export and Europe.  China exports grew 52%.  IP revenue per package grew 8%, primarily due to an increase in average weight per package, fuel surcharges and favorable exchange rate differences.  U.S. domestic express package revenue was higher, as U.S. domestic package yield increased 6% due to higher fuel surcharge revenue and increases in average weight per package and average rate per pound.  U.S. domestic average daily package volume was down about 2%.

Operating income improved dramatically year over year, benefiting from savings from business realignment programs, revenue growth, ongoing cost control efforts and one additional operating day.  Also, the first quarter of fiscal 2004 included $132 million of costs related to business realignment.

FedEx Express received tentative approval from the U.S. Department of Transportation for 12 new flight frequencies into China, allowing the company to extend its leadership position as the largest express carrier in China.  The new authorities will provide FedEx with 23 weekly flights to China, more than doubling the current number of weekly flights.

FedEx Ground Segment

For the first quarter, the FedEx Ground segment reported:

•                  Revenue of $1.07 billion, up 17% from last year’s $914 million

•                  Operating income of $147 million, up 27% from $116 million a year ago

•                  Operating margin of 13.7%, up from 12.7% the previous year

Average daily package volume showed very strong growth, improving 16% year over year in the first quarter.  Yield improved 2% primarily due to a January 2004 general rate increase and an increase in extra services revenue, partially offset by higher incentives, a lower average weight per package and the elimination of the FedEx Ground fuel surcharge.

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The FedEx Ground segment operating margin was up due to improved productivity and cost controls partially offset by higher fuel costs and a small operating loss at FedEx Supply Chain Services.  FedEx Ground also benefited from one additional operating day in this year’s first quarter.

On September 12, FedEx acquired Parcel Direct, a division of a privately held company, for approximately $120 million in cash. Parcel Direct is a leading parcel consolidator and will broaden the FedEx portfolio by allowing the company to offer a cost effective option for delivering low-weight, less time-sensitive packages to U.S. residences through the U.S. Postal Service.  The financial results of Parcel Direct will be included in the FedEx Ground segment and are not expected to materially affect earnings, returns or cash flows.

FedEx Freight Segment

For the first quarter, the FedEx Freight segment reported:

•                  Revenue of $807 million, up 27% from last year’s $637 million

•                  Operating income of $103 million, up 69% from $61 million a year ago

•                  Operating margin of 12.8%, up from 9.6% the previous year

Average daily LTL shipments increased 14% year over year due to market-share gains and a stronger economy.  LTL yield improved 7% year over year reflecting incremental fuel surcharges, growth in interregional freight service, a 5.9% general rate increase in June 2004 and favorable contract renewals.  Operating margin was up significantly compared to the previous year due to higher fuel surcharges, productivity gains, one additional operating day and effective cost controls.

One year after launching its no-fee money-back guarantee, FedEx Freight continues to gain market share, particularly from small- and medium-sized businesses.  The no-fee money-back guarantee aligns the LTL offering with other FedEx services, differentiating FedEx Freight from its competitors and enabling the company to offer better bundled sales solutions.

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FedEx Kinko’s Segment

For the first quarter, the FedEx Kinko’s segment reported:

•                  Revenue of $490 million

•                  Operating income of $19 million

•                  Operating margin of 3.8%

Although FedEx Kinko’s revenue for the quarter experienced strong demand from commercial customer sales and signs and graphics, revenue and operating margin were lower than the fourth quarter, as expected, due to the seasonally slower summer period and incremental staffing and training costs related to the expanded service offerings.  Costs associated with the integration of FedEx Kinko’s will continue through fiscal 2005.

This is the first full quarter that FedEx Kinko’s has made available the full range of FedEx day-definite ground and time-definite global express shipping services at U.S. FedEx Kinko’s centers.  FedEx Kinko’s now offers FedEx Consolidated Returns service and will provide complete pack-and-ship capabilities to customers in time for the 2004 peak holiday season.

During the quarter, FedEx Kinko’s launched an innovative free software tool called File, Print FedEx Kinko’s that can connect Microsoft Windows desktop users to approximately 1,100 FedEx Kinko’s Office and Print Centers nationwide.  The software tool works over the Web to provide easy access to FedEx Kinko’s services not available on most home or office printers and can be found at www.fedex.com/us/officeprint/onlineprint/fpfk/index.html.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services.  With annual revenues of $26 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand.  Consistently ranked among the world’s most admired and

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trusted employers, FedEx inspires its more than 240,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and first quarter FY2005 Statistical Book.  These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on September 22, are available on the company’s Web site at www.fedex.com/us/investorrelations.  A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, any impacts on our business resulting from the duration and magnitude of the U.S. domestic economic recovery, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage the FedEx Kinko’s business, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels, the timing and amount of any money that FedEx is entitled to receive under the Air Transportation Safety and System Stabilization Act and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact:  Jess Bunn 901-818-7463

Investor Contact:  Jim Clippard 901-818-7468

Home Page:  fedex.com

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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES

The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat.  Excluding the impact of business realignment costs and the tax-related court decision from our prior year results will allow more accurate comparisons of these results to the current year period.  As required by SEC rules, the table below presents a reconciliation of our presented non-GAAP measure to the most directly comparable GAAP measure.

Q1 FY04 Diluted Earnings Per Share
Non-GAAP Measure	$0.61

Business Realignment Costs	(0.27)

Benefit From Tax Court Decision	0.08

GAAP Measure	$0.42

FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2005

(In millions, except earnings per share and FTEs)

(Unaudited)

	Three Months Ended August 31
	2004	2003	%
Revenue:
FedEx Express segment	$4,616	$4,137	12%
FedEx Ground segment	1,073	914	17%
FedEx Freight segment	807	637	27%
FedEx Kinko’s segment	490	—	NM
Other & eliminations	(11)	(1)	NM
Total Revenue	6,975	5,687	23%

Operating Expenses:
Salaries and employee benefits	2,920	2,570	14%
Purchased transportation	681	555	23%
Rentals and landing fees	559	429	30%
Depreciation and amortization	360	334	8%
Fuel	469	322	46%
Maintenance and repairs	420	364	15%
Business realignment costs	—	132	NM
Other	987	781	26%
Total Operating Expenses	6,396	5,487	17%

Operating Income:
FedEx Express segment	310	23	NM
FedEx Ground segment	147	116	27%
FedEx Freight segment	103	61	69%
FedEx Kinko’s segment	19	—	NM
Other & eliminations	—	—	NM
Total Operating Income	579	200	190%

Other Income (Expense):
Interest, net	(39)	(5)	NM
Other, net	(6)	1	NM
Total Other Income (Expense)	(45)	(4)	NM

Pretax Income	534	196	172%

Provision for Income Taxes	204	68	200%

Net Income	$330	$128	158%

Diluted Earnings Per Share	$1.08	$0.42	157%

Weighted Average Common and Common Equivalent Shares	305	303	1%

Capital Expenditures	$395	$300	32%

Average Full-Time Equivalents (FTEs in thousands)(1)	211	190	11%

(1) - The three-month period ended August 31, 2004 includes employees of FedEx Kinko’s.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2005

(In millions)

	August 31, 2004	May 31, 2004
	(Unaudited)
ASSETS

Current Assets:
Cash and cash equivalents	$1,388	$1,046
Other current assets	3,883	3,924
Total Current Assets	5,271	4,970

Net Property and Equipment	9,092	9,037

Other Long-Term Assets	5,016	5,127

	$19,379	$19,134

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$830	$750
Other current liabilities	3,828	3,982
Total Current Liabilities	4,658	4,732

Long-Term Debt, Less Current Portion	2,744	2,837

Other Long-Term Liabilities	3,588	3,529

Total Common Stockholders’ Investment	8,389	8,036

	$19,379	$19,134

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2005

(In millions)

(Unaudited)

	Three Months Ended August 31
	2004	2003

Operating Activities:
Net income	$330	$128
Noncash charges:
Depreciation and amortization	360	334
Other, net	5	43
Changes in operating assets and liabilities, net	42	68

Net cash provided by operating activities	737	573

Investing Activities:
Capital expenditures	(395)	(300)
Proceeds from asset dispositions	4	9

Net cash used in investing activities	(391)	(291)

Financing Activities:
Dividends paid	(21)	(15)
Other, net	17	(99)

Net cash used in financing activities	(4)	(114)

Net increase in cash and cash equivalents	342	168

Cash and cash equivalents at beginning of period	1,046	538
Cash and cash equivalents at end of period	$1,388	$706

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2004	2003	%
FINANCIAL HIGHLIGHTS

Revenue	$4,616	$4,137	12%

Operating Expenses:
Salaries and employee benefits	1,889	1,834	3%
Purchased transportation	191	158	21%
Rentals and landing fees	383	370	4%
Depreciation and amortization	200	204	(2)%
Fuel	422	293	44%
Maintenance and repairs	325	285	14%
Business realignment costs	—	132	NM
Intercompany charges	362	342	6%
Other	534	496	8%
Total Operating Expenses	4,306	4,114	5%

Operating Income	$310	$23	NM

Operating Margin	6.7%	0.6%

OPERATING STATISTICS

Operating Weekdays	65	64	2%

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,150	1,169	(2)%
U.S. Overnight Envelope	662	682	(3)%
U.S. Deferred	862	871	(1)%
Total U.S. Domestic Package	2,674	2,722	(2)%
International Priority	419	370	13%
Total Average Daily Packages	3,093	3,092	0%

Average Daily Freight Pounds (000s):
U.S.	8,213	7,898	4%
International	1,861	2,276	(18)%
Total Avg Daily Freight Pounds	10,074	10,174	(1)%

YIELD
Revenue Per Package:
U.S. Overnight Box	$19.37	$18.02	7%
U.S. Overnight Envelope	10.21	9.90	3%
U.S. Deferred	11.57	10.87	6%
Total U.S. Domestic Package	14.59	13.70	6%
International Priority	52.93	48.80	8%
Composite Package Yield	$19.78	$17.90	11%

Revenue Per Freight Pound:
U.S.	$0.79	$0.72	10%
International	0.74	0.72	3%
Composite Freight Yield	$0.78	$0.72	8%

Average Full-Time Equivalents (000s)	122	123	(1)%

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2004	2003	%
FINANCIAL HIGHLIGHTS

Revenue	$1,073	$914	17%

Operating Expenses:
Salaries and employee benefits	197	177	11%
Purchased transportation	410	342	20%
Rentals	26	20	30%
Depreciation and amortization	40	37	8%
Fuel	7	2	250%
Maintenance and repairs	26	23	13%
Intercompany charges	115	102	13%
Other	105	95	11%
Total Operating Expenses	926	798	16%

Operating Income	$147	$116	27%

Operating Margin	13.7%	12.7%

OPERATING STATISTICS

Operating Weekdays	65	64	2%

Average Daily Package Volume (000s)	2,447	2,116	16%
Yield (Revenue Per Package)	$6.54	$6.44	2%

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31
	2004	2003	%
FINANCIAL HIGHLIGHTS

Revenue	$807	$637	27%

Operating Expenses:
Salaries and employee benefits	410	340	21%
Purchased transportation	84	56	50%
Rentals and landing fees	25	24	4%
Depreciation and amortization	24	21	14%
Fuel	40	27	48%
Maintenance and repairs	31	27	15%
Intercompany charges	6	6	—
Other	84	75	12%
Total Operating Expenses	704	576	22%

Operating Income	$103	$61	69%

Operating Margin	12.8%	9.6%

OPERATING STATISTICS

LTL Operating Weekdays	65	64	2%

LTL Shipments Per Day (000s)	64	56	14%
Weight Per LTL Shipment (lbs)	1,128	1,118	1%
LTL Revenue/CWT	$14.98	$13.97	7%

FEDEX KINKO’S SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2005

(Dollars in millions)

(Unaudited)

Three Months Ended August 31 2004
FINANCIAL HIGHLIGHTS

Revenue	$490

Operating Expenses:
Salaries and employee benefits	182
Rentals	110
Depreciation and amortization	32
Maintenance and repairs	9
Intercompany charges	3
Other operating expenses:
Supplies, including paper and toner	77
Other	58
Total Operating Expenses	471

Operating Income	$19

Operating Margin	3.8%

Note:  The FedEx Kinko’s segment was formed in the fourth quarter of fiscal 2004.